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                                                                   Exhibit 10.15




                       ORTHOPAEDIC BIOSYSTEMS LTD., INC.
                                 LOCK-UP LETTER


                                 June   , 1998



CRUTTENDEN ROTH INCORPORATED
JOSEPHTHAL & CO., INC.
c/o Cruttenden Roth Incorporated
18301 Von Karman, Suite 100
Irvine, California 92715

Dear Sirs:

     The undersigned understands that you, as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters, including yourselves, of shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Orthopaedic Biosystems Ltd., Inc., an Arizona corporation (the "Company"), and that the Underwriters, including yourselves, propose to reoffer the Shares to the public (the "Public Offering") pursuant to the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     In consideration of the Underwriter's Agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, loan, pledge, grant any option to purchase, or otherwise transfer or dispose of (collectively, a "Disposition"), any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Securities"), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, for a period of 180 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters (the "Lock-Up Period"). The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging, pledge or other transaction which is designed to, or which may reasonably be expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging, pledge or other transactions would include without limitation any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of


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any right (including without limitation any put or call option) with respect to any Securities or with respect to any security that includes, relates to or derives any significant part of its value from Securities. Notwithstanding the foregoing, this Lock-Up Agreement does not prohibit the sale of shares by the undersigned to the Underwriters in the Public Offering.

     Notwithstanding the foregoing, the undersigned may (i) exercise (on a cash or cashless basis, whether in a traditional cashless exercise or in a "brokers" cashless exercise), Common Stock options or warrants outstanding on the date hereof, it being understood, however, that the shares of Common Stock received (net of shares sold by or on behalf of the undersigned in a "brokers" cashless exercise or shares delivered to the Company in a traditional cashless exercise thereof) by the undersigned upon exercise thereof shall be subject to the terms of this agreement, (ii) transfer shares of Common Stock or Securities during the undersigned's lifetime by bona fide gift or upon death by will or intestacy, provided that any transferee agrees in writing to be bound by the terms of this agreement, and (iii) transfer or otherwise dispose of shares of Common Stock or Securities as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement.

     The undersigned understands that the Underwriters will rely upon the representations set forth in this Lock-Up Agreement in proceeding with the Public Offering. The undersigned agrees that the provisions of this agreement shall be binding upon the successors, assigns, heirs, personal and legal representatives of the undersigned. Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.
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     It is understood that, if the Underwriting Agreement does not become effective prior to December 31, 1998, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the obligations under this letter agreement shall automatically terminate and be of no further force and effect.

                                        Very truly yours,


                                        By:
                                            ------------------------------
                                                  Signature



                                        ----------------------------------
                                        Printed name of person/entity



                                        ----------------------------------
                                        Title if applicable



                                        ----------------------------------
                                        Additional signature(s), if stock
                                        jointly held






Accepted as of the date first
set forth above:

Cruttenden Roth Incorporated
Josephthal & Co., Inc.

By:  Cruttenden Roth Incorporated


By:
Name:
Title:

For itself and on behalf of the Josephthal & Co., Inc. and the Underwriters.



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                           ADDENDUM TO EXHIBIT 10.15

The following persons have signed an agreement substantially in the form of
Exhibit 10.15:

Kerry Zang
Vertical Fund Associates
Gary A. Peterson
Stephen P. Davis
Jeffrey B. Skiba
Robert F. Lusch
Gary R. Scheel
Leslie Matthews
Affinity Ventures II, LLC
Claire Levenberg
Kenneth Bobrow, Central Clearing Co.
Thomas Beal
Gary Gartsman
Mark Myerson
PSF Health Care Fund, L.P.
Donald E. Baxter
Stephen D. Mettenthal
D. Ronald Yagoda
Joan Yagoda
Michael Greenbaum